Exhibit 3

AGREEMENT TO FILE SCHEDULE 13D JOINTLY

(as required by Item 7 of Schedule 13D)

The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, may be filed in a single statement on behalf of all such persons, and further, each such person designates Robert P. Bermingham as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

Dated:    November 29, 2004

ALLIANCE ENTERTAINMENT CORP.			AEC ASSOCIATES LLC

By:	/s/ Alan Tuchman		By:	Yucaipa One-Stop Partners, L.P.
	Name:	Alan Tuchman	Its:	General Partner
	Title:	President & COO
			By:	/s/ Robert P. Bermingham
				Name:	Robert P. Bermingham
				Title:	Vice President and
Secretary

YUCAIPA ONE-STOP PARTNERS, L.P.			YUCAIPA AEC ASSOCIATES, LLC

By:	/s/ Robert P. Bermingham		By:	OA3 Inc.
	Name:	Robert P. Bermingham	Its:	Managing Member
	Title:	Vice President and
	Secretary		By:	/s/ Robert P. Bermingham
				Name:	Robert P. Bermingham
				Title:	Vice President and
Secretary

OA3, LLC			RONALD W. BURKLE

By:	/s/ Robert P. Bermingham		By:	/s/ Ronald W. Burkle
	Name:	Robert P. Bermingham
	Title:	Vice President and
Secretary